Exhibit  5:

                               MINTZ & FRAADE, P.C.
                                COUNSELORS AT LAW
                               488 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

 TELEPHONE                                                    OF  COUNSEL
(212)  486-2500                                             JAY  D.FISCHER
   ____                                                   ARTHUR  L.PORTER, JR
                                                           MELVIN  L.  LEBOW
TELECOPIER                                                 JON  M. PROBSTEIN
(212) 486-0701                                              MARTIN L.LERNER

                                                            SENIOR  COUNSEL
                                                           FRANK  J.  GLINSKY

                                               December  9,  2002

CyberCare,  Inc.
2500  Quantum  Lakes  Dr.,  Suite  1000
Boynton  Beach,  Florida  33426

                                               Re:  CyberCare,  Inc.
                                                    ----------------
Gentlemen:

     We are rendering this opinion to you in connection with the offering (the "Offering") of 2,000,000 shares of Common Stock (the "Shares") of CyberCare, Inc., a Florida corporation (the "Company"), which are to be issued in consideration for consulting services by the Company pursuant to a Registration Statement filed with the Securities and Exchange Commission pursuant to Form S-8 of the Securities Act of 1933, as amended (the "Act"). We have not taken part in any aspect of the Offering other than the issuance of Shares to Frederick M. Mintz and Alan P. Fraade, members of this firm. Our engagement with respect to the Offering is limited solely to the rendering of this opinion.

     In connection with rendering this opinion we have examined originals or copies of the following documents, instruments and agreements (collectively the "Documents"):

               a) the Articles of Incorporation of the Company, and any amendments, as filed with the Secretary of State of Florida;

               b)  the  By-Laws  of  the  Company;

               c)  the  Consulting  Agreement  executed  by the Consultants; and

               d) the Unanimous Consent of the Board of Directors approving the filing of a Form S-8 Registration Statement registering the Shares issued to the Consultants.

     In our examination, we have assumed, without investigation, the authenticity of the Documents, the genuineness of all signatures to the Documents, the legal capacity of all persons who executed the Documents, the due authorization and valid execution by all parties to the Documents, that the Agreement constitutes a valid and legally binding agreement and obligation of all parties thereto, the authenticity of all Documents submitted to us as originals, and that such Documents are free from any form of fraud, misrepresentation, duress or criminal activity, and the conformity of the originals of the Documents which were submitted to us as certified or photostatic copies.

     Solely for purposes of this opinion, you should assume that our investigation was and will be limited exclusively to those items which are specifically set forth in this opinion and that no further investigation has been or will be undertaken and that we have only reviewed and will only review the Documents which are specifically designated in this opinion.

     In rendering this opinion, we have assumed the legal competency of all parties to the Documents and the due authorization, valid execution, delivery and acceptance of all Documents by all parties thereto.

     We have further assumed, among other things, that the recipient of the Shares will have provided consideration acceptable to the Board of Directors and in compliance with Form S-8 and that any Shares to be issued will have been registered in accordance with the Act, absent the application of an exemption from registration, prior to the issuance of such Shares.

     Based upon the foregoing and in reliance thereof, it is our opinion that, subject to the limitations set forth herein, the Shares to be issued will be duly and validly authorized, legally issued, fully paid and non-assessable. This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement and does not cover subsequent issuances of shares, pertaining to services to be performed in the future (such transactions are required to be included in either a new Registration Statement or a Post Effective Amendment to the Registration Statement including updated opinions).

     The Securities and Exchange Commission (the "SEC") or any state regulatory authority could disagree with our opinion. Moreover, no assurance can be given that there will not be a change in existing law or that the SEC or any state regulatory authority will not alter its present views either prospectively or retroactively or adopt new views with respect to any matters which are summarized above and those matters upon which we have rendered our opinion.

     The opinions set forth herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion on the effect on the matters covered by this opinion of the laws of any other jurisdiction.

Exhibit 5:
     This opinion is rendered solely for the benefit of you in connection with the transaction described herein and may not be delivered to or relied upon by any other person without our prior written consent.

                                             Very  truly  yours,
                                             Mintz  &  Fraade,  P.C.


                                             By:  /s/  Alan  P.  Fraade
                                             --------------------------
                                                       Alan  P.  Fraade

APF:ash